EXHIBIT 10.53

TERMS OF CHANGE IN CONTROL AGREEMENT WITH AN EXECUTIVE OFFICER

The form of Change in Control Agreement (the “Agreement”), filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, contains blanks where the multiple of the executive's base amount and the term of continued benefits provided under the Agreement vary for certain executives. On January 10, 2013 the Registrant entered into such an Agreement with the executive officer below, providing continued benefits for the term, and at the multiple of such executive's base amount, as listed in the following chart:

	Number of Times Base Amount	Term of Continued Benefits
Executive Officer	Section (4 a)	Section (4 b & c)
Kristen L. DiSanto
Executive Vice President, Human Resources	2 times	24 months